Exhibit 15.1

May 7, 2010

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 6, 2010, on our review of interim financial information of Ecolab Inc. (the “Company”) for the three-month periods ended March 31, 2010 and 2009, and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010, is incorporated by reference in its Registration Statement on Form S-8 dated May 7, 2010.

Yours very truly,

/s/PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota